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                                                                    EXHIBIT 99.4

                         SUBSCRIPTION AGENCY AGREEMENT


          SUBSCRIPTION AGENCY AGREEMENT (this "Agreement") dated as of June 6, 1996, between HURCO COMPANIES, INC., an Indiana corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts Trust Company (the "Agent"), as subscription agent.

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Company proposes to distribute to the holders of its common stock, no par value (the "Common Stock"), of record as of the close of business on June 5, 1996 (the "Record Date"), certificates ("Subscription Certificates") evidencing non-transferable rights (the "Rights") to subscribe for and purchase additional shares of Common Stock at a subscription price (the "Subscription Price") of $4.63 per share (the "Rights Offering"); and

          WHEREAS, Brynwood Partners Limited Partnership I ("Brynwood I"), the owner of 1,390,001 shares (or approximately 25.6% of the outstanding shares) of Common Stock, has advised the Company that it does not intend to exercise any of its Rights; and

          WHEREAS, the Company has entered into a standby purchase agreement with Brynwood Partners II L.P., an affiliate of Brynwood I ("Brynwood II"), and Hendrik J. Hartong, Jr. and Richard T. Niner, both of whom are directors of the Company (collectively, the "Standby Purchasers"), pursuant to which (i) Brynwood II has agreed to purchase from the Company and the Company has agreed to sell to Brynwood II, at the Subscription Price, all of the 278,001 shares of Common Stock that otherwise would have been available for purchase by Brynwood I pursuant to the exercise of its Basic Subscription Privilege (as defined in Section 4 hereof), and (ii) the Standby Purchasers have agreed to purchase from the Company, at the Subscription Price, an aggregate of up to 326,751 shares of Common Stock to the extent such shares are not purchased by stockholders pursuant to the exercise of Rights, including the Oversubscription Privilege (as defined in Section 4 hereof).

          WHEREAS, the Company intends to file with Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the "Securities Act"), a Registration Statement on Form S-3 (in the form in which it first
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becomes effective under the Securities Act, and as it may thereafter be amended, the "Registration Statement") for the registration of the Rights and the Common Stock underlying such Rights, which Registration Statement will include a prospectus (in the form in which the Registration Statement first becomes effective under the Securities Act, and as it may thereafter be amended, the "Prospectus") containing the terms of the Rights Offering; and

          WHEREAS, the Company desires the Agent to perform certain acts on behalf of the Company and the Agent desires to so act, in connection with the distribution of the Subscription Certificates and the issuance and exercise of the Rights to subscribe therein set forth, all upon the terms and conditions set forth herein;

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

          Section 1.  Appointment of Agent.  The Company hereby appoints and
                      --------------------
authorizes the Agent to act on its behalf in accordance with the provisions hereof, and the Agent hereby accepts such appointment and agrees to so act. The Company may from time to time appoint such co-agents as it may deem necessary or desirable.

          Section 2.  Subscription Certificates.
                      -------------------------

          (a) Each Subscription Certificate shall evidence the Rights of the holder therein named to purchase Common Stock upon the terms and conditions therein and herein set forth.

          (b) The Agent shall, from a list of the Company's stockholders as of the Record Date (which list shall be prepared by the Agent in its capacity as transfer agent for the Common Stock), prepare and record Subscription Certificates in the names of the stockholders of the Company as of the Record Date, setting forth the number of Rights to subscribe to Common Stock calculated on the basis of .20 of a Right for each share recorded on the Company's books in the name of each such stockholder as of the Record Date; provided,
                                                                  --------
however, the number of Rights distributed to each holder will be rounded up to
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the nearest whole number and no fractional Rights or cash in lieu thereof will be distributed or paid. All questions as to the validity and eligibility of any rounding of fractional Rights shall be determined by the Company in its sole discretion, and

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its determination shall be final and binding.  Each Subscription Certificate shall be dated as of the Record Date.

          (c) The Subscription Certificates shall be executed on behalf of the Company by its Chairman or President and by its Secretary or Assistant Secretary by facsimile signature. Upon written notice from the Company executed by its Chairman, President, any Vice President, Secretary or Assistant Secretary as to the effective date of the Registration Statement, the Agent shall as promptly as practicable deliver the Subscription Certificates, together with a copy of the Prospectus, Instructions for Completing Subscription Certificates and all other ancillary documents relating to the Rights Offering, to all stockholders as of the Record Date. The form of Subscription Certificate and Instructions for Completing Subscription Certificates are attached hereto as Exhibits A and B, respectively. If an officer whose signature has been placed upon a Subscription Certificate shall cease to hold such office at any time thereafter, such event shall have no effect on the validity of such Subscription Certificate.

          (d) The Agent shall keep or cause to be kept, at its principle offices in the Commonwealth of Massachusetts, books for registration of the Rights hereunder. Such books shall show the names and addresses of the respective holders of the Rights and the number of Rights evidenced by each outstanding Subscription Certificate.

          Section 3.  Division of Subscription Certificates; Lost, Stolen,
                      ----------------------------------------------------
Mutilated or Destroyed Subscription Certificates.
- ------------------------------------------------

          (a) A bank, trust company, securities dealer or broker holding Common Stock on the Record Date for more than one beneficial owner may, by submitting a written request by 5:00 p.m., New York City time on June 26, 1996, and upon proper showing to The Depository Trust Company (the "DTC"), exchange its Subscription Certificate to obtain Subscription Certificates for the number of Rights which each such beneficial owner would have been entitled to receive had each been the holder of record of such shares on the Record Date;

provided, however, each such beneficial owner's Rights will be rounded up to the
- --------  -------
nearest whole number and no fractional Rights or cash in lieu thereof will be distributed or paid.

          (b) Upon receipt by the Company and the Agent of evidence reasonably satisfactory to them of the loss, theft, mutilation, or destruction or a Subscription Certificate, and in the case of loss, theft or destruction, of indemnity and/or

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security satisfactory to them, in their sole discretion, and reimbursement to the Company and the Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Subscription Certificate, if mutilated, the Agent will make and deliver a new Subscription Certificate of like tenor to the registered Rights holder in lieu of the Subscription Certificate so lost, stolen, mutilated or destroyed. If required by the Company or the Subscription Agent, an indemnity bond must be sufficient in the judgement of each party to protect the Company, the Agent or any agent thereof from any loss which any of them may suffer in a lost, stolen, mutilated or destroyed Subscription Certificate is replaced.

          Section 4.  Subscription Privileges.  Each Subscription Certificate
                      -----------------------
shall be irrevocable and non-transferable. The Agent shall maintain a register of Subscription Certificates and the holders of record thereof. Each Subscription Certificate shall, subject to the provisions thereof, entitle the holder in whose name it is recorded to the following:

          (a) each whole Right will entitle the holder thereof to purchase, at the Subscription Price, one share of Common Stock (the "Basic Subscription Privilege"); and

          (b) each holder of Rights who elects to exercise the Basic Subscription Privilege in full will be entitled to subscribe, subject to proration, for up to 1,085,296 additional shares of Common Stock at the Subscription Price (the "Oversubscription Privilege"). If the number of shares of Common Stock available (the "Excess Shares") after (i) the sale to Brynwood II of the shares that otherwise could have been purchased by Brynwood I and (ii) the satisfaction of all subscriptions pursuant to the exercise of the Basic Subscription Privilege by stockholders other than Brynwood I is not sufficient to satisfy all subscriptions pursuant to the exercise of the Oversubscription Privilege, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those holders who have exercised the Oversubscription Privilege, in the same ratio that the number of shares so subscribed for by each such holder pursuant to exercise of the Oversubscription Privilege bears to the total number of shares so subscribed for by all such holders pursuant to exercise of the Oversubscription Privilege.

          Section 5.  Exercise of Rights.
                      ------------------

          (a) Rights holders may exercise the Basic Subscription Privilege and the Oversubscription Privilege by properly

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completing and signing the subscription form on the Subscription Certificate, including, if required, a signature guarantee from an Eligible Institution (as defined in "Instructions for Completing Subscription Certificates" accompanying the Subscription Certificate), and mailing or delivering the Subscription Certificate to Agent at its corporate office specified in the Prospectus, together with payment of the aggregate Subscription Price in full, as set forth in Section 6 hereof. A Right will not be deemed exercised until the Agent receives both payment of the Subscription Price and a duly executed Subscription Certificate (or until the Guaranteed Delivery Procedures set forth in Section 5(b), or the procedures with respect to exercises through the DTC set forth in subsection (b) below, have been complied with). Once a Rights holder has exercised a Right, such exercise may not be revoked.

          (b) Exercise of the Basic Subscription Privilege and the Oversubscription Privilege may be effected through the facilities of the DTC. Exercises of the Oversubscription Privilege may also be effected by properly executing and delivering to the Agent a DTC Participant Oversubscription Exercise Form and a Nominee Holder Certification, together with payment of the appropriate Subscription Price for the number of shares of Common Stock for which the Oversubscription Privilege is to be exercised.

          (c) A Rights holder may exercise Rights in whole or in part, but no Rights may be exercised for fractional shares. If an exercising Rights holder does not indicate the number of Rights being exercised, or does not forward full payment of the aggregate Subscription Price for the number of Rights that the Rights holder indicates are being exercised, then the Rights holder will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of Rights that may be exercised for the aggregate Subscription Price payment delivered by the Rights holder, and to the extent that the aggregate Subscription Price payment delivered by the Rights holder exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Subscription Certificate delivered by the Rights holder (such excess being the "Subscription Excess"), the Rights holder will be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available and subject to the restrictions described in

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Section 4(b) hereof, that number of whole Excess Shares equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. Any amount remaining after application of the foregoing procedures shall be returned to the Rights holder by mail, without interest or deduction, as soon as practicable after the Expiration Time (as hereinafter defined) and after all prorations and adjustments have been effected.

          (d) A Rights holder may exercise the Oversubscription Privilege to subscribe for (i) a specified number of shares (subject to the maximum oversubscription permitted hereby) or (ii) the maximum number of shares to which it may be entitled to oversubscribe. The Agent shall allot the Excess Shares to persons properly exercising the Oversubscription Privilege, in the amounts of the oversubscriptions. If a proration of the Excess Shares (as described in Section 4(b) hereof) results in a Rights holder receiving fewer shares of Common Stock than the Rights holder subscribed for pursuant to the Oversubscription Privilege (or was deemed to have subscribed for pursuant to subsection (c) above), then the excess funds paid by that Rights holder as the Subscription Price for shares not issued will be returned by mail as soon as practicable after the Expiration Time and after all prorations have been effected, without interest or deduction. The Agent shall notify the Company immediately upon the completion of the allocation set forth above as to the total number of shares subscribed and distributable (the "Confirmation Date").

          (e) In order to exercise the Oversubscription Privilege, banks, brokers and other nominee Rights holders that exercise the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify (a "Nominee Holder Certification") to the Agent and the Company the number of shares held on the Record Date on behalf of each such beneficial owner of Rights, the number of Rights as to which the Basic Subscription Privilege has been exercised on behalf of each such beneficial owner, that each such beneficial owner's Basic Subscription Privilege held in the same capacity has been exercised in full and the number of shares of Common Stock subscribed for pursuant to the Oversubscription Privilege by each such beneficial owner, and to record certain other information received from each such beneficial owner.

          Section 6.  Expiration Time; Guaranteed Delivery.
                      ------------------------------------

          (a) Rights may be exercised at any time after the date of issuance of the Subscription Certificates with respect thereto but no later than 5:00 p.m., New York City time on such date as

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the Company shall designate to the Agent in writing (which date may be extended for up to thirty (30) days upon written notice to the Agent by the Company and the Standby Purchasers) (the "Expiration Time"), after which all unexercised Rights will be null and void. The Agent shall not honor any purported exercise of Rights received by the Agent after the Expiration Time, regardless of when the documents relating to such exercise were transmitted, except when timely transmitted pursuant to the Guaranteed Delivery Procedures set forth in subsection (b) below.

          (b) Notwithstanding the provisions of this Agreement regarding delivery of an executed Subscription Certificate to the Agent prior to the Expiration Time, if a Rights holder wishes to exercise Rights, but time will not permit such holder to cause the Subscription Certificate or Subscription Certificates evidencing such Rights to reach the Agent on or prior to the Expiration Time, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

               (i) such holder has caused payment in full of the Subscription Price for each share of Common Stock being subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege to be received (in the manner set forth in Section 7(a) hereof) by the Agent on or prior to the Expiration Time;

               (ii) the Agent receives, on or prior to the Expiration Time, a guarantee notice (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Instructions for Completing Subscription Certificates distributed with the Subscription Certificates, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), stating the name of the exercising Rights holder, the number of Rights represented by the Subscription Certificate or Subscription Certificates held by such exercising Rights holder, the number of shares of Common Stock being subscribed for pursuant to the Basic Subscription Privilege and the number of shares of Common Stock, if any, being subscribed for pursuant to the Oversubscription Privilege, and guaranteeing the delivery to the Agent of any Subscription Certificate evidencing such Rights within five business days following the date of the Notice of Guaranteed Delivery; and

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               (iii)    the properly completed Subscription Certificate
     evidencing the Rights being exercised, with any required signatures guaranteed, is received by the Agent within five (5) business days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery shall be delivered to the Agent in the same manner as Subscription Certificates at the addresses set forth in or as otherwise permitted by the Prospectus.

          Section 7.  Payment; Escrow Account.
                      -----------------------

          (a) Payment of the Subscription Price for all subscribed for shares of Common Stock shall be payable in United States dollars (i) by check, certified check or bank draft drawn upon a United States bank or postal, telegraphic or express money order payable to the order of State Street Bank & Trust Company, as Agent, or (ii) by wire transfer of funds to the account of the Agent, as agent for the Company maintained for such purpose as set forth in the Prospectus. The Subscription Price will be considered to have been paid only upon (x) clearance of any uncertified check, (y) receipt by the Agent of any certified check or bank draft drawn upon a United States bank or any postal, telegraphic or express money order or (z) receipt of collected funds in the Agent's account designated above, in payment of the Subscription Price.

          (b) All funds received by the Agent from the exercise of the Rights will be held by the Agent, on behalf of the Company, in a segregated, non-interest bearing account pending disbursement in the manner described in subsection (c) below.

          (c) The Agent shall deliver to the Company (i) all proceeds received in respect of the exercise of Basic Subscription Rights as promptly as practicable following the receipt of such proceeds and (ii) all proceeds received in respect of the exercise of Oversubscription Privileges as promptly as practicable, but in no event later than three (3) business days after the Confirmation Date. Proceeds to be returned to Rights holders pursuant to Sections 5(c) and (d) shall be so returned as set forth in such Sections.

          Section 8.  No Rights of Stockholders.  No Subscription Certificate
                      -------------------------
shall entitled a Rights holder to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose, nor shall anything contained in any Subscription Certificate be construed to confer upon any Rights holder any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any action by the Company (whether

                                       8
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upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings of other action affecting stockholders, or receive dividends or otherwise, until the Rights evidenced thereby shall have been exercised and the shares of Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in this Agreement and in the Prospectus.

          Section 9.  Delivery of Certificates.  The Agent, in its capacity as
                      ------------------------
transfer agent for the Common Stock, shall issue and deliver certificates representing shares of Common Stock purchased pursuant to exercise of (a) the Basic Subscription Privilege to subscribers as soon as practicable after the subscriptions have been accepted by the Subscription Agent and (b) the Oversubscription Privilege, if any, to subscribers as soon as practicable after the Expiration Time and after all prorations have been effected. The Agent shall promptly notify the Company as to the date of delivery of such certificates. Such certificates for Common Stock purchased pursuant to the exercise of Rights shall be registered in the names of, and delivered to, the Rights holders exercising such Rights.

          Section 10.  Foreign and Certain Other Stockholders.  Rights may not
                       --------------------------------------
be exercised by any person, and neither the Prospectus nor any Subscription Certificate shall constitute an offer to sell or a solicitation of an offer to purchase any shares of Common Stock, in any jurisdiction in which such transactions would be unlawful. The Agent shall reject any subscription pursuant to the exercise of Rights by Rights holders outside the United States, if in the opinion of the Company, the Company may not lawfully issue shares to such Rights holders. The Agent shall not deliver Subscription Certificates, Prospectuses or any ancillary documents to holders of Common Stock whose addresses are outside the United States. The Agent shall hold such Subscription Certificates for the account of such holders and upon notice from such holders shall exercise the Rights on their behalf. To so exercise such Rights, such stockholders must notify the Agent and deliver the Subscription Price to the Agent not later than the Expiration Time. If no instructions and payment have been received by the Agent prior to the Expiration Time, the Rights will expire unexercised and be null and void.

          Section 11.  Reports.  The Agent shall notify both the Company and its
                       -------
designated representatives by telephone on a daily basis during the period commencing with the mailing of Subscription Certificates and ending at the Expiration Time (and in the case of deliveries pursuant to the Guaranteed Delivery

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Procedures, the period ending five (5) business days after the Expiration Time), which notice shall thereafter be confirmed in writing, of (a) the number of Rights exercised on each day, (b) the number of shares of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, if any, and the number of such Rights for which payment has been received, (c) the number of Rights exercised pursuant to the Guaranteed Delivery Procedures on such day, (d) the number of Rights for which defective exercises have been received on such day and (e) cumulative totals derived from the information set forth in clauses (a) through (d) above. At or before 5:00 p.m. on the third business day following the Expiration Time, the Agent shall certify in writing to the Company the cumulative totals through the Expiration Time derived from the information set forth in clauses (a) through
(d) above. The Agent shall also maintain and update a listing of holders who have fully or partially exercised their Rights and holders who have not exercised their Rights. The Agent shall provide the Company or its designated representatives with the information compiled pursuant to this Section 11 as any of them shall request. The Agent hereby represents and warrants that the information contained in each notification referred to in this Section 11 shall be accurate in all material respects.

          Section 12.  Future Instructions and Interpretation.
                       --------------------------------------

          (a) All questions as to the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company whose determinations shall be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, permit a defect or irregularity to be corrected within such time as it may determine or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. Neither the Company nor the Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

          (b) The Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any authorized officer of the Company, and to apply to any such officer for advice or instructions in connection with its duties, and shall be indemnified and not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer.

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          Section 13.  Payment of Taxes.  The Company covenants and agrees that
                       ----------------
it will pay when due and payable all documentary, stamp and other taxes, if any, which may be payable in respect of the issuance or delivery of any Subscription Certificate or of the shares of Common Stock upon exercise of Rights; provided,
                                                                      --------
however, that the Company shall not be liable for any tax liability arising out
- -------
of any transaction which results in, or is deemed to be, an exchange of Rights or shares or a constructive dividend with respect to the Rights or shares.

          Section 14.  Cancellation and Destruction of Subscription
                       --------------------------------------------
Certificates. All Subscription Certificates surrendered for any reason shall be canceled by the Agent, and no Subscription Certificate shall be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Agent shall deliver all canceled Subscription Certificates to the Company, or shall, at the request of the Company, destroy such canceled Subscription Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 15.  Compensation of Agent.  The Company shall pay to the
                       ---------------------
Agent compensation in accordance with the schedule of fees attached hereto as Exhibit C for all services rendered by it hereunder and, from time to time, on demand of the Agent, its reasonable expenses and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.

          Section 16.  Indemnification.
                       ---------------

          (a) The Company agrees to indemnify and hold the Agent harmless against any losses, claims, damages, liabilities, costs or expenses (including reasonable fees and disbursements of legal counsel) which the Agent may incur or become subject to arising from or out of any claim or liability resulting from actions taken as Agent pursuant to this Agreement; provided, however, that such
                                                   --------  -------
indemnity does not extend to, and the Agent shall not be indemnified or held harmless with respect to, such losses, claims, damages, liabilities, costs or expenses incurred or suffered by the Agent as a result, or arising out, of the Agent's gross negligence, willful misconduct, bad faith or breach of this Agreement. In connection therewith, (i) in no case shall the Company be liable with respect to any claim against the Agent unless the Agent shall have notified the Company in writing of the assertion of a claim against it or of any action commenced against it, promptly after the Agent shall have notice of a claim or shall have been served with the summons or other legal process giving information as to the nature and basis of the claim, but failure to so notify the Company shall not relieve the Company from any liability it may otherwise have pursuant to this paragraph unless the failure to so notify the Company shall cause the Company to be prejudiced thereby, (ii) the Company shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim and, if the Company so elects, to assume the defense of any such suit, in which event the Company shall not be liable for the fees and expenses of any additional counsel that the Agent may retain, provided that the Company has acknowledged in writing its obligation to indemnify the Agent with respect to such suit; and further provided that the Company shall retain counsel satisfactory to the Agent, in the exercise of the Agent's reasonable judgment, to defend such suit, and (iii) the Agent agrees not to settle any litigation in connection with any claim or liability with respect to which it may seek indemnification from the Company without the prior written consent of the Company.

          (b) The Agent shall be indemnified and shall incur no liability for or in respect of any action taken, suffered or omitted by it without negligence and in good faith in connection with is administration of this Agreement in reliance upon any Subscription Certificate, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document that it reasonably believes to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

          Section 17.  Covenants of the Company.
                       ------------------------

          (a) The Company covenants that all shares of Common Stock issued upon exercise of Rights set forth in the Subscription Certificates will be validly issued, fully paid, nonassessable and free of preemptive rights.

          (b) The Company shall furnish to the Agent, upon request, an opinion of counsel satisfactory to the Agent to the effect that a registration statement under the Securities Act is then in effect with respect to its shares of Common Stock issuable upon exercise of the Rights set forth in the Subscription Certificates. Upon written notice to the Agent that the Commission shall have issued or threatened to issued any order preventing or suspending the use of the Prospectus, or if for any reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, the Agent shall cease acting hereunder until receipt of written instructions from the Company and such assurances as it may

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reasonably request that it may comply with such instruction without violations of the Securities Act.

          Section 18.  Successor Agent.
                       ---------------

          (a) Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to the corporate trust business of the Agent, shall be the successor to the Agent hereunder without the execution or filing of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Agent. In the event that, at the time such successor to the Agent shall proceed to the agency created by this Agreement, any of the Subscription Certificates shall have been countersigned but not delivered, any such successor to the Agent may adopt the countersignature of the original Agent and deliver such Subscription Certificates so countersigned. In the event at such time any of the Subscription Certificates shall not have been countersigned, any successor to the Agent may countersign such Subscription Certificates either in the name of the predecessor Agent or in the name of the successor Agent, and in all such events such Subscription Certificates shall have the full force provided in the Subscription Certificates and in this Agreement.

          (b) In the event at any time the name of the Agent shall be changed and at such time any of the Subscription Certificates shall have been countersigned but not delivered, the Agent may adopt the countersignature under its prior name and deliver Subscription Certificates so countersigned. In the event at such time any of the Subscription Certificates shall not have been countersigned, the Agent may countersign such Subscription Certificates either in its prior name or in its changed name, and in all such events such Subscription Certificates shall have the full force provided in the Subscription Certificates and in this Agreement.

          Section 19.  Conditions to Agent's Obligations.  The Agent undertakes
                       ---------------------------------
the duties and obligations imposed by this Agreement upon the following terms and conditions:

          (a) The Agent may consult with legal counsel (who may be, but is not required to be, legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company, prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, President or a Vice President and by the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Company and delivered to the Agent, and such certificate shall be full authorization to the Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Agent shall be liable hereunder only for its own gross negligence or willful misconduct.

          (d) Nothing herein shall preclude the Agent from acting in any other capacity for the Company or for any other legal entity.

          (e) The Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Subscription Certificates or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (f) The Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Agent) or in respect of the validity or execution of any Subscription Certificate; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Subscription Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock or other securities to be issued pursuant to this Agreement or any Subscription Certificate or as to whether any shares of Common Stock, or any shares or similar units of other securities, will, when issued, be validly authorized and issued, fully paid, and nonassessable.

          (g) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Agent for the carrying out or performing by the Agent of the provisions of this Agreement.

          (h) No provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (i) The Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company by registered or certified mail.

          Section 20.  Supplements and Amendments.  The Agent may, without the
                       --------------------------
consent or concurrence of the stockholders in whose names Subscription Certificates are registered, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in this Agreement or in a Subscription Certificate that is appropriate to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error therein or herein contained, and which shall not be inconsistent with the provisions of the Subscription Certificate except insofar as any such change may confer additional rights upon the Rights holders.

          Section 21.  Tax Matters.
                       -----------

          (a) The Agent shall comply with the information reporting and backup withholding requirements of the Internal Revenue Code of 1986, as amended, (the "Code"), including, without limitation, where appropriate, on a timely basis, filing with the Internal Revenue Service and furnishing to Rights holders duly completed Forms 1099B and 1099DIV. The Agent shall also collect and duly preserve Forms W-8 and W-9 and other forms or information necessary to comply with the backup withholding requirements of the Code.

          (b) The Agent shall withhold from payments made to Rights holders amounts sufficient to comply with the backup withholding requirements of the Code.

          Section 22.  Notices.  All notices and other communications provided
                       -------
for or permitted hereunder shall be made by hand delivery, prepaid first class mail or telecopier:

          (a)    If to the Company, to:

          Hurco Companies, Inc.
          One Technology Way
          Indianapolis, Indiana  46268
          Attention: Mr. Roger Wolf
          Telecopier: (317) 328-2811

          (b)    If to the Agent, to:

          State Street Bank and Trust Company
          c/o Boston Equiserve
          150 Royall Street
          Canton, Massachusetts 02021
          Attention: Michael Manahan
          Telecopier: (617) 575-2213


          (c) If to a Rights holder, to the address shown on the registry books of the Company.

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed as aforesaid; when receipt is acknowledged, if telecopied.

          Section 23.  Assignment.
                       ----------

          (a) Except as provided in subsection (c) below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

          (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

          (c) The Agent may, without further consent on the part of the Company, subcontract for the performance hereof with (i) Boston Equiserve Limited Partnership, a Delaware limited partnership, which is duly registered as a transfer agent pursuant to Section 17(c)(2) of the Securities Exchange Act of 1934, or (ii) the current third party vendor utilized by Boston Equiserve Limited Partnership; provided, however, that the Agent shall be as fully
                     --------  -------
responsible to the Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.

          Section 24.  Benefits of This Agreement.  Nothing in this Agreement
                       --------------------------
shall be construed to give any person or corporation other than the Company, the Agent and the holders of the Subscription Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Agent and the holders of the Subscription Certificates.

          Section 25.  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the internal laws of the Commonwealth of Massachusetts.

          Section 26.  General.
                       -------

          (a) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

          (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                    HURCO COMPANIES, INC.


                                  By: /s/ Roger Wolf
                                      ----------------------------
                                      Name:  Roger Wolf
                                      Title: Senior Vice President
                                             and Treasurer


                                  STATE STREET BANK AND TRUST COMPANY, as Agent


                                  By: /s/ Ronald Logue
                                      ----------------------------
                                      Name:  Ronald Logue
                                      Title: Executive Vice President

                                   EXHIBIT A
                                   ---------

                      [FORM OF SUBSCRIPTION CERTIFICATE]

                                           SUBSCRIPTION CERTIFICATE NUMBER:
                                                          NUMBER OF RIGHTS:
                                 EXPIRATION DATE: JULY 3, 1996, unless extended

                             HURCO COMPANIES, INC.

                 SUBSCRIPTION RIGHT FOR SHARES OF COMMON STOCK

                      SUBSCRIPTION PRICE: $4.63 PER SHARE

  THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED JUNE 6, 1996 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON & COMPANY INC. (THE "INFORMATION AGENT") AT WALL STREET PLAZA, NEW YORK, NEW YORK 10005 (TOLL-FREE (800) 223-2064). CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS.

  THIS SUBSCRIPTION CERTIFICATE (THE "SUBSCRIPTION CERTIFICATE") OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY STATE STREET BANK & TRUST COMPANY ("THE SUBSCRIPTION AGENT") WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON JULY 3, 1996, UNLESS EXTENDED FOR UP TO THIRTY (30) DAYS BY THE COMPANY AT THE REQUEST OF THE STANDBY PURCHASERS (THE "EXPIRATION TIME").

  THE RIGHTS REPRESENTED BY THIS SUBSCRIPTION CERTIFICATE, IN WHOLE OR IN PART, MAY BE EXERCISED BY DULY COMPLETING AND SIGNING THE EXERCISE FORM. RIGHTS HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROSPECTUS AND INSTRUCTIONS FOR COMPLETING SUBSCRIPTION CERTIFICATES, ADDITIONAL COPIES OF WHICH ARE AVAILABLE FROM THE SUBSCRIPTION AGENT. AN EXERCISE OF RIGHTS EVIDENCED HEREBY IS IRREVOCABLE.

  This nontransferable Subscription Certificate represents the number of Rights set forth above. The registered holder whose name is inscribed hereon (the "Holder") is entitled to subscribe for and purchase from Hurco Companies, Inc. (the "Company"), at the Subscription Price, one (1) share of common stock, no par value (the "Common Stock"), of Hurco Companies, Inc. (the "Company") for each whole Right evidenced hereby upon the terms and subject to the conditions set forth in the Prospectus and the Instructions for Completing Subscription Certificates. Common Stock subscribed for pursuant to exercise of the Basic Subscription Privilege shall be delivered as soon as practicable after the subscriptions have been accepted by the Subscription Agent. This Subscription Certificate also evidences the right of the Holder to subscribe for additional shares of Common Stock, subject to proration and to the conditions set forth herein and in the Prospectus. Common Stock subscribed for pursuant to the Oversubscription Privilege shall be delivered as soon as practicable after the Expiration Time and after all prorations have been effected.

Dated: June 6, 1996

/s/ Roger J. Wolf                    /s/ Brian D. McLaughlin
    Secretary                            President

                                   EXHIBIT B
                                   ---------


         Form of Instructions for Completing Subscription Certificates


        IMPORTANT: PLEASE READ ALL INSTRUCTIONS CERTIFICATE CAREFULLY.
                                 EXERCISE FORM

  The undersigned hereby irrevocably exercises one or more Rights to subscribe for share of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

(a) Number of shares subscribed for pursuant to the Basic Subscription
    Privilege: (a)__________

(b) Number of shares subscribed for pursuant to the Oversubscription Privilege:/1/ (b)__________

(c) Total shares (sum of lines (a) and (b)): (c)__________

(d) Total Subscription Price (total number of shares subscribed for pursuant to both the Basic Subscription Privilege and the Oversubscription
    Privilege multiplied by the Subscription Price of $______:/2/ (d)__________

(e) Method of Payment (check and complete appropriate box(es)):

[_] Uncertified, certified or cashier's check, bank draft or money order in the amount of $______ payable to State Street Bank & Trust Company, subscription agent.

[_] Wire transfer in the amount of $______ directed to State Street Bank & Trust
    Company, subscription agent, ABA No. 0110-0002-8, Hurco Companies, Inc. Rights Offering DDA No.: 7608-355-9, Attention: BFDS CST REORG/HRCCM. Indicate name of institution wire transferring funds and name of registered holder: ____________________________________________________________________

(f) Notice of Guaranteed Delivery. Check the box below if Rights are being exercised pursuant to a Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following: [_]

  Name(s) of Registered holder _________________

  Window Ticket Number (if any) ________________

  Date of Execution of Notice of Guaranteed
  Delivery ______________________________ , 1996

  Name of Eligible Institution which Guaranteed
  Delivery _____________________________________

  Telephone Number _____________________________

                     IMPORTANT: RIGHTS HOLDERS SIGN BELOW.
     THE EXERCISE OF YOUR RIGHTS WILL NOT BE VALID UNLESS YOU SIGN BELOW.

__________________________________________
     (Signature(s) of Registered
              holder(s))

Dated:__________, 1996

  Must be signed by the registered holder(s) as name(s) appear(s) on this Subscription Certificate. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information. See Instructions for Completing Subscription Certificates. Please print.

Name: ____________________________________

Capacity (full title): ___________________

Address (including zip code): ____________

__________________________________________

Home Telephone Number (including area code): __________________

Business Telephone Number (including area code): ______________

Tax Identification or Social Security Number: _________________
- --------
1. To exercise the Oversubscription Privilege, the undersigned must fully exercise the Basic Subscription Privilege. The maximum number of shares that may be subscribed for pursuant to the Oversubscription Privilege is 1,085,296.
2. If the aggregate Subscription Price paid by an exercising Rights holder is insufficient to purchase the number of shares of Common Stock that such holder indicates are being subscribed for, or if any exercising Rights holder does not specify the number of shares of Common Stock to be purchased, then such Rights holder will be deemed to have exercised first the Basic Subscription Privilege in full and second the Oversubscription Privilege to purchase shares of Common Stock to the full extent of the payment rendered (subject to the limitation on the maximum number of shares permitted and to proration under certain circumstances as described in the Prospectus). If the aggregate Subscription Price paid by an exercising Rights holder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Rights holder has indicated an intention to subscribe, then the Rights holder will be deemed to have exercised first the Basic Subscription Privilege (if not already fully exercised) and second the Oversubscription Privilege to the full extent of the excess payment tendered (subject to the restrictions described above). Any excess funds received in payment of the Subscription Price for shares that are subscribed for by a Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege will be mailed by the Subscription Agent as soon as practicable after the Expiration Time and after all prorations and adjustments as described in the Prospectus have been effected.

                                   EXHIBIT C
                                   ---------


                                  Fee Schedule


Assumptions:
- -----------

Record Date Registered Holders          676       Broker Splits         150
Participation Level                     300       Guaranties             30
DRP Participation Level                   0       Soliciting Brokers      0
Certificated Participation              150


                              Cost Per Unit             Estimated Cost
                              -------------             --------------
Administration Fee                   $5,000                     $5,000

Subscription Form Generation          $1.50                  $1,014.00
Subscription Form Processing          $9.00                  $2,700.00
Sale of Rights                        $0.00                      $0.00
Broker Split Processing               $9.00                  $1,350.00
Guaranty of Delivery                  $6.00                    $180.00
Subsequent Cash                       $3.00                      $0.00
Calculation of Broker Commission      $4.00                      $0.00

Total                                                       $10,244.00
Minimum Offering Total  $10,000.00


Out of Pocket Estimates:
- -----------------------

Envelope/Form Type              Number
                                Needed       Cost per Item       Total
                                ------       -------------       -----

9 x 12 Envelope                  676           $0.2919           $197.30
Return Envelope                  676           $0.0775            $52.36
Confirmation Envelope            300           $0.0287             $8.61
Certificate Envelopes            150           $0.3300            $49.50
DRP confirmation Env.              0           $0.0314             $0.00
Postage Outgoing                 676           $1.0000           $676.00
Return Envelope                  150           $0.3100            $46.50
Refund Check Postage               0           $0.3200             $0.00
Certificate Postage              150           $0.3200            $48.00
DRP confirm. postage               0           $0.3200             $0.00
Refund Check Form                  0           $0.0450             $0.00
DRO Confirm Form                   0            $0.300             $0.00

Total                                                          $1,078.28




                                       20